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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [X]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           MAXUS ENERGY CORPORATION
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

 This announcement is not a solicitation of a Proxy. The Proxy solicitation is made solely by
      a Proxy Statement dated November 5, 1997 and the accompanying Proxy.

                            MAXUS ENERGY CORPORATION

             NOTICE OF SOLICITATION OF PROXIES FROM HOLDERS OF ITS
                        $2.50 CUMULATIVE PREFERRED STOCK

     Maxus Energy Corporation, a Delaware corporation (the "Company"), is soliciting proxies ("Proxies") as set forth in its Proxy Statement dated November 5, 1997 (the "Proxy Statement") and the accompanying Proxy from the holders of record as of the close of business on October 27, 1997 of the Company's $2.50 Cumulative Preferred Stock, par value $1.00 per share ("Preferred Stock"), to vote on a proposal to amend the Company's Restated Certificate of Incorporation to eliminate certain voting rights of the holders of Preferred Stock, as described in more detail in the Proxy Statement (the "Proposal"). If the Proposal is adopted, the consent of the holders of the Preferred Stock would no longer be required for the Company to sell, lease or convey all or substantially all of its property or assets for fair value as determined by the Company's board of directors. The Proxies will be voted on the Proposal as set forth in the Proxy Statement at a special meeting of stockholders of the Company to be held in Dallas, Texas on December 5, 1997, or any adjournment thereof (the "Meeting").

     If the Proposal is adopted by the stockholders at the Meeting, then promptly following such adoption the board of directors of the Company will declare a special distribution of $0.375 per share on all shares of Preferred Stock issued and outstanding at the close of business on a record date to be specified by the board of directors following such adoption payable in cash on a payment date to be specified by the board of directors. Such payment would be in addition to any regular dividends declared and paid on the Preferred Stock. Certain obligations of the Company with respect to the Preferred Stock are guaranteed by YPF Sociedad Anonima, an Argentine stock corporation, which indirectly owns all of the outstanding common stock of the Company, as described in the Proxy Statement.

     If the Proposal is adopted, the Company will pay to each designated soliciting broker or dealer a solicitation fee of $0.3125 per share for each share of Preferred Stock as to which Proxies solicited by them are granted in favor of the Proposal (and not revoked) by beneficial owners of up to 10,000 shares, subject to certain conditions.

     The affirmative vote of holders representing two-thirds of the outstanding shares of Preferred Stock and a majority of the Company's outstanding common stock on the record date are required in order to adopt the Proposal.

STOCKHOLDERS ARE REQUESTED TO EXECUTE AND RETURN THEIR PROXIES PROMPTLY AND, IN ANY EVENT, PRIOR TO DECEMBER 5, 1997, THE DATE OF THE MEETING. STOCKHOLDERS WHO OWN SHARES OF PREFERRED STOCK BENEFICIALLY THROUGH BROKERS, DEALERS OR OTHER INTERMEDIARIES AND WHO HAVE NOT RECEIVED A PROXY STATEMENT AND RELATED PROXY ARE URGED TO CONTACT THEIR BROKER, DEALER OR OTHER HOLDER OF RECORD THROUGH WHICH THEY OWN SHARES IN ORDER TO RECEIVE, EXECUTE AND RETURN A PROXY.

 Copies of the Proxy Statement and other proxy materials can be obtained from:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                            Toll Free (800) 322-2885
                         or Call Collect (212) 929-5500

                            The Soliciting Agent is:

                           CREDIT SUISSE FIRST BOSTON
                             Eleven Madison Avenue
                            New York, New York 10010
                                 (800) 820-1653
                           Attention: Matthew H. Riez

November 19, 1997